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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports relating to the respective financial statements which appear in such Prospectus.




Financial Statements                            Date
--------------------                            ----

Compass International Services Corporation     September 24, 1997
The Mail Box, Inc.                             September 22, 1997
Mid-Continent Agencies, Inc.                   September 19, 1997
Impact Telemarketing Group, Inc.               September 30, 1997


We also consent to the reference to us under the heading "Experts".


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
October 3, 1997